UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

None.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into Material Definitive Agreement.

As previously reported, on February 19, 2016, Shepherd’s Finance, LLC (the “Registrant”) entered into a construction loan agreement (the “Vista Loan Agreement”) with Lex Partners II, LLC (the “Borrower”), pursuant to which the Registrant extended a construction loan (the “Vista Loan”) to the Borrower to be used for the refinance of a parcel of land located at 1333 Vista Drive, Sarasota, Florida 34239 and the construction of a home thereon (the “Vista Property”). On June 30, 2016, the Borrower deeded the Vista Property to 1333 Vista Drive, LLC (the “Property Owner”), an unaffiliated third party, but the Borrower remained the borrower on the Vista Loan. As of April 24, 2018, the principal balance on the Vista Loan was approximately $3,775,698 and the unpaid interest on the Vista Loan was approximately $243,125.

In February 2018, the Borrower defaulted under the Vista Loan by failing to make an interest payment that was due. Subsequently, on April 27, 2018, the Registrant and the Property Owner entered into an Agreement (the “Master Agreement”), which requires, among other things, that the Property Owner deed the Vista Property to the Registrant in lieu of foreclosure. When such deed in lieu of foreclosure is effective, the Master Agreement requires that the Registrant pay the sum of $50,000 to the Property Owner. On April 27, 2018, the Registrant and the Property Owner executed a Deed in Lieu of Foreclosure Agreement (the “Deed Agreement”). As required by the Deed Agreement, on April 27, 2018, the Property Owner also executed a Warranty Deed in Lieu of Foreclosure in favor of the Registrant (the “Deed Agreements”), pursuant to which the Property Owner deeded the Vista Property to the Registrant, and on May 3, 2018, the Registrant made the required payment of $50,000 to the Property Owner.

Pursuant to the Master Agreement, the Registrant may complete construction of the single family residence being built on the Vista Property, but is not required to do so. When the Registrant sells the Vista Property, the Master Agreement requires that the Registrant pays the first $250,000 of profit (as defined in the Master Agreement) to the Property Owner, subject to certain limitations contained in the Master Agreement.

The foregoing discussion of the Vista Loan is qualified in its entirety by the Master Agreement, Deed in Lieu of Foreclosure Agreement, and the Warranty Deed in Lieu of Foreclosure, attached hereto as Exhibits 10.1 through 10.3.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement between Shepherd’s Finance, LLC and 1333 Vista Drive, LLC, dated April 27, 2018
10.2	Deed in Lieu of Foreclosure Agreement between Shepherd’s Finance, LLC and 1333 Vista Drive, LLC, dated April 27, 2018
10.3	Warranty Deed in Lieu of Foreclosure from 1333 Vista Drive, LLC in favor of Shepherd’s Finance, LLC, dated April 27, 2018

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: May 3, 2018	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager